Exhibit 99.1

NEWS RELEASE

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES FIRST QUARTER EARNINGS

Earnings per share up 83% for the first quarter of 2011

CRESTVIEW HILLS, KENTUCKY, April 21, 2011 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the first quarter ended March 31, 2011. For the first quarter, the Company reported an increase in diluted earnings per common share of 83% from the same period in 2010.

A summary of the Company’s results follows:

First Quarter ended March 31,	2011	2010	Change
Net income	$3,512,000	$1,860,000	89%
Net income available to common shareholders	$3,255,000	$1,350,000	141%
Earnings per common share, basic	$0.44	$0.24	83%
Earnings per common share, diluted	$0.44	$0.24	83%

Robert Zapp, President & CEO stated, “We continue to experience a steady improvement in several key areas of our company, which helped drive earnings higher during the first quarter of 2011. Non-performing loans and charge-offs declined, allowing the Bank to lower its provision for loan losses substantially as compared to last year. We increased our interest income, kept expenses in check, and benefited from increased revenue from bankcard usage, and our wealth advisory group continues to contribute new revenue to the Bank. Overall lending is showing signs of life and we hope to expand our business further as the year progresses.”

Driving the increase in earnings in the first quarter of 2011 was a $1,500,000 (33%) decrease in the provision for loan losses as compared to the first quarter of 2010. Also contributing to increased earnings was a 4% increase in total revenue, a 2% decrease in noninterest expense and a 50% reduction in preferred stock dividends and amortization. The decrease in the provision for loan losses reflected improving credit metrics as compared to March of 2010, while the reduction of preferred stock dividends and amortization reflects the December 2010 repurchase of $17 million of the outstanding $34 million of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), previously issued to the U.S. Department of the Treasury as part of the TARP CPP program.

Net interest income increased $414,000, or 3% in the first quarter of 2011, as compared to the same period in 2010. The net interest margin, on a tax equivalent basis, decreased 6 basis points from 3.69% in the first quarter of 2010 to 3.63% in the first quarter of 2011. Contributing to the increase in net interest income was the growth in average earning assets which increased $76 million, or 5% on average from the first quarter of 2010.

The provision for loan losses decreased by $1,500,000 (33%) in the first quarter of 2011, as compared to the same period in 2010. Contributing to this decrease were lower levels of non-performing loans and charge-offs as compared to March 2010. The Company’s non-performing loans as a percentage of total loans were 1.82% as of March 31, 2011, as compared to 1.91% as of March 31, 2010, while annualized net charge-offs to average loans decreased from 1.41% in the first quarter of 2010 to .98% in the first quarter of 2011. The Company recorded

$2,680,000 in net charge-offs in the first quarter of 2011 as compared to $4,046,000 in the first quarter of 2010. On a sequential basis, the provision for loan losses of $3,000,000 in the first quarter of 2011 was equal to the provision in the fourth quarter of 2010, while non-performing loans decreased from $21.1 million (1.90% of total loans) at December 31, 2010 to $20.4 million (1.82% of total loans) at March 31, 2011. Net charge-offs on a sequential basis decreased from $2,795,000 (1.00% of loans) in the fourth quarter of 2010 to $2,680,000 (.98% of loans) in the first quarter of 2011. The allowance for loan losses (ALL) increased $2,081,000 or 13% from March 2010, and $320,000 from December 31, 2010. As a result of the added allowance, the ALL has increased from 1.37% of loans at the end of the first quarter of 2010 to 1.58% of loans at the end of the first quarter of 2011. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

Non-interest income increased 7% ($318,000) in the first quarter of 2011, as compared to the same period in 2010, while non-interest expense decreased 2% ($264,000) from the same period last year. Contributing to the increase in non-interest income was gains on the sale of securities which increase $231,000 (100%) from the first quarter of 2010. Contributing to the decrease in non-interest expense was $163,000 (42%) reduction in the amortization of intangible assets and $117,000 (32%) decrease in loan collection expense.

Total assets were $1.637 billion at the end of the first quarter of 2011, which was $42 million or 3% higher than the same date a year ago. Total loans decreased $24 million (2%) while investments in securities increased $88 million (36%) from March of 2010. The increased investments in securities were funded by an increase in deposits of $14 million, or 1%, and an increase in Shareholders’ equity of $20 million or 14%. The growth in equity was a result of earnings and the net increase in capital from the Company’s December 2010 common stock offering less the Series A Preferred Stock repurchase.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	First Quarter Comparison
	03/31/11	03/31/10	% Chg
Income Statement Data
Interest income	$15,999	$16,773	(5)%
Interest expense	2,651	3,839	(31)%

Net interest income	13,348	12,934	3%
Provision for loan losses	3,000	4,500	(33)%

Net interest income after provision for loan losses	10,348	8,434	23%
Non interest income	4,923	4,605	7%
Non interest expense	10,349	10,613	(2)%

Net income before income taxes	4,922	2,426	103%
Provision for income taxes	1,410	566	149%

Net income	3,512	1,860	89%
Preferred stock dividends & amortization	257	510	(50)%

Net income available to common shareholders	$3,255	$1,350	141%

Per Common Share Data
Diluted earnings per common share	0.44	0.24	83%
Cash dividends declared	0.28	0.28	0%
Earnings Performance Data
Return on common equity	9.21%	5.03%	418bps
Return on assets	.86%	.48%	38bps
Net interest margin	3.56%	3.63%	(7)bps

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	March 31, 2011	December 31, 2010
Balance Sheet Data

Assets:
Cash and cash equivalents	$97,712	$172,664
Investments	328,271	285,326
Loans held for sale	1,223	15,279
Total loans, gross	1,118,136	1,106,009
Allowance for loan losses	(17,688)	(17,368)
Premises and equipment, net	22,856	23,170
Goodwill and acquisition intangibles, net	25,242	25,464
Other assets and accrued interest receivable	61,684	54,340

Total assets	$1,637,436	$1,664,884

Liabilities & Shareholders’ Equity
Total deposits	$1,390,706	$1,422,312
Short-term borrowings	24,667	23,419
Notes payable	48,756	48,761
Accrued interest payable and other liabilities	12,289	11,022

Total liabilities	1,476,418	1,505,514
Common stockholders’ equity	144,183	142,580
Preferred stock	16,835	16,790

Shareholders’ equity	161,018	159,370

Total liabilities and shareholders’ equity	$1,637,436	$1,664,884

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis)
	Quarter ended March 31, 2011			Quarter ended March 31, 2010
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate
Interest-earning assets:
Loans receivable (1)(2)	$1,108,477	$14,462	5.29%	$1,153,099	$15,397	5.42%
Securities (2)	302,331	1,692	2.27	216,280	1,510	2.83
Other interest-earning assets	111,484	138	0.50	77,147	109	0.57

Total interest-earning assets	1,522,292	16,292	4.34	1,446,526	17,016	4.77

Non-interest-earning assets	127,655			125,648

Total assets	$1,649,947			$1,572,174

Interest-bearing liabilities:
Transaction accounts	729,022	671	0.37	702,534	950	0.55
Time deposits	439,361	1,726	1.59	458,603	2,595	2.29
Borrowings	73,555	254	1.41	67,144	294	1.78

Total interest-bearing liabilities	1,241,938	2,651	.87	1,228,281	3,839	1.27

Non-interest-bearing liabilities	247,815			202,695

Total liabilities	1,489,753			1,430,976
Shareholders’ equity	160,194			141,198

Total liabilities and shareholders’ equity	$1,649,947			$1,572,174

Net interest income		$13,641			$13,177

Interest rate spread			3.47%			3.50%

Net interest margin (net interest income as a percent of average interest-earning assets)			3.63%			3.69%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 34.83% and 34.00% tax rate in 2011 and 2010, respectively. The tax equivalent adjustment was $293,000 and $243,000 in 2011 and 2010, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
	03/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Income Statement Data
Net interest income	$13,348	$13,429	$13,592	$13,454	$12,934
Provision for loan losses	3,000	3,000	3,500	4,500	4,500

Net interest income after provision for loan losses	10,348	10,429	10,092	8,954	8,434

Service charges and fees	2,157	2,411	2,589	2,622	2,267
Gain on sale of real estate loans	278	946	1,041	337	322
Gain on sale of securities	231	—	—	—	—
Trust fee income	663	601	620	602	550
Bankcard transaction revenue	789	774	727	749	673
Gains/(losses) on Other Real Estate Owned	16	(125)	(110)	30	141
Other non-interest income	789	935	760	600	652

Total non-interest income	4,923	5,542	5,627	4,940	4,605

Salaries and employee benefits expense	4,754	4,959	5,110	4,764	4,565
Occupancy and equipment expense	1,248	1,185	1,195	1,187	1,450
Data processing expense	494	484	442	443	461
State bank taxes	536	477	492	507	490
Amortization of intangible assets	221	357	357	375	384
FDIC Insurance	583	566	504	587	585
Other non-interest expenses	2,513	2,742	2,625	2,453	2,678

Total non-interest expense	10,349	10,770	10,725	10,316	10,613

Net income before income tax expense	4,922	5,201	4,994	3,578	2,426
Income tax expense	1,410	1,528	1,466	968	566

Net income	3,512	3,673	3,528	2,610	1,860
Preferred stock dividends & amortization	257	707	515	514	510

Net income available to common shareholders	$3,255	$2,966	$3,013	$2,096	$1,350

Per Common Share Data
Diluted earnings per common share	0.44	0.46	0.53	0.37	0.24
Cash dividends declared	0.28	0.00	0.28	0.00	0.28
Weighted average common shares outstanding
Basic	7,432,295	6,434,354	5,666,707	5,666,707	5,666,707
Diluted	7,459,220	6,434,354	5,666,707	5,666,707	5,681,515
Earnings Performance Data
Return on common equity	9.21%	9.33%	10.68%	7.59%	5.03%
Return on assets	.86%	.91%	.93%	.67%	.48%
Net interest margin	3.56%	3.62%	3.90%	3.74%	3.63%
Net interest margin (tax equivalent)	3.63%	3.70%	3.97%	3.81%	3.69%

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
	03/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Balance Sheet Data
Assets:
Cash and cash equivalents	$97,712	$172,664	$41,280	$69,094	$121,299
Investments	328,271	285,326	240,657	233,817	240,650
Loans held for sale	1,223	15,279	21,903	6,795	2,072
Total loans	1,118,136	1,106,009	1,120,168	1,122,964	1,142,609
Allowance for loan losses	(17,688)	(17,368)	(17,163)	(16,531)	(15,607)
Premises and equipment, net	22,856	23,170	23,373	23,690	23,883
Goodwill and acquisition intangibles, net	25,242	25,464	25,820	26,178	26,552
Other assets & accrued interest receivable	61,684	54,340	54,028	53,613	54,096

Total assets	$1,637,436	$1,664,884	$1,510,066	1,519,620	1,595,554

Liabilities & Shareholders’ Equity
Total deposits	$1,390,706	$1,422,312	$1,271,455	$1,300,949	$1,376,468
Short-term borrowings	24,667	23,419	36,175	18,097	22,833
Notes payable	48,756	48,761	44,766	44,770	44,776
Accrued interest payable & other liabilities	12,289	11,022	11,307	10,894	10,214

Total liabilities	1,476,418	1,505,514	1,363,703	1,374,710	1,454,291
Common stockholders’ equity	144,183	142,580	112,873	111,510	107,952
Preferred stock	16,835	16,790	33,490	33,400	33,311

Shareholders’ equity	161,018	159,370	146,363	144,910	141,263
Total liabilities and shareholders’ equity	$1,637,436	$1,664,884	$1,510,066	1,519,620	1,595,554

Common shares outstanding	7,432,295	7,432,295	5,666,707	5,666,707	5,666,707
Average Balance Sheet Data
Average investments	$302,331	$252,793	$234,335	$243,572	$216,280
Average other earning assets	111,484	85,384	28,232	60,416	77,147
Average loans	1,108,477	1,133,524	1,123,503	1,139,730	1,153,099
Average earning assets	1,522,292	1,471,701	1,386,070	1,443,718	1,446,526
Average assets	1,649,947	1,595,835	1,509,821	1,567,837	1,572,174
Average deposits	1,406,861	1,366,256	1,285,557	1,347,906	1,354,035
Average interest bearing deposits	1,168,383	1,130,890	1,083,935	1,146,120	1,161,137
Average interest bearing transaction deposits	729,022	682,826	637,835	695,866	702,534
Average interest bearing time deposits	439,361	448,064	446,100	450,254	458,603
Average borrowings	73,555	69,784	67,153	66,333	67,144
Average interest bearing liabilities	1,241,938	1,200,674	1,151,088	1,212,453	1,288,281
Average common stockholders equity	143,382	126,068	112,192	109,732	107,929
Average preferred stock	16,813	31,710	33,445	33,355	33,269

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
	03/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Asset Quality Data
Allowance for loan losses to total loans	1.58%	1.57%	1.53%	1.47%	1.37%
Allowance for loan losses to non-performing loans	87%	82%	90%	74%	72%
Nonaccrual loans	$19,735	$20,648	$18,768	$22,184	$21,692
Loans – 90 days past due & still accruing	637	414	207	213	114

Total non-performing loans	20,372	21,062	18,975	22,397	21,806
OREO and repossessed assets	1,083	795	1,392	1,397	1,535

Total non-performing assets	21,455	21,857	20,367	23,794	23,341

Restructured loans-accruing	3,294	6,135	3,901	3,441	6,332
Non-performing loans to total loans	1.82%	1.90%	1.69%	1.99%	1.91%
Non-performing assets to total assets	1.32%	1.32%	1.35%	1.57%	1.47%
Annualized charge-offs to average loans	0.98%	1.00%	1.02%	1.26%	1.41%
Net charge-offs	$2,680	$2,795	$2,867	$3,577	$4,046

About BKFC

BKFC, a bank holding company with assets of approximately $1.637 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-one branch locations and forty-seven ATMs in the Northern Kentucky market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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